Exhibit 99.1

- - PRESS RELEASE - -

FOR IMMEDIATE RELEASE

MAY 12, 2015

ADAPTIVE MEDIAS ANNOUNCES RECORD FIRST QUARTER REVENUES

IRVINE, Calif., May 12, 2015 -- Content syndication and monetization company, Adaptive Medias, Inc. (OTCQB: ADTM), a leader in programmatic advertising across mobile, video and online display, today announced results for its first quarter, ended March 31, 2015.

First Quarter Revenues Increase 60%

First quarter revenues totaled a record $1.17 million, an increase of 60% from $730,000 in the first quarter of 2014. The year-over-year increase reflects revenues from the July 2014 acquisition of Media Graph in addition to early results following the launch of the Company's technology platform. In addition, online advertising spend tends to be lowest in the first quarter of any year, leading to the sequential decline in revenues from fourth quarter 2014.

In the first quarter, adjusted EBITDA equaled ($6.3 million) compared with ($2.8 million) in the fourth quarter of 2014 and ($3.1 million) in the third quarter of 2014. EBITDA in the first quarter was increased due to a one time settlement expense of $3.7 million. Adjusted EBITDA, excluding the aforementioned settlement, and a one-time write-down of intangibles made during the fourth quarter of 2014, continued to improve on a sequential basis reflecting the Company’s move from the development stage to commercialization along with its commitment to expense management.

“Adaptive Medias’ first quarter reflects our commitment to consistent execution. Our focus on strong revenue growth and responsible spending allowed the company to improve its gross margins sequentially and reduce its losses in the seasonally soft first quarter for advertising spend,” said Jim Waltz, Acting Chief Operating Officer. “Additionally, we are seeing increased spending by existing customers and an increase in the number of active customers adopting our solution. We believe that these trends reflect growing appreciation for our technology’s efficacy, simplicity and flexibility.”

Company Raises Up to $4.5 Million in Private Placement

Waltz continued, “Adaptive Medias, Inc. is fortunate enough to have a group of key, strategic investors that firmly believe in our technology. As a result, on May 5, 2015, we signed an agreement for up to $4.5 million in additional growth capital to be delivered in up to three rounds. These funds would enable us to continue to invest in maintaining our best-in-class solution in a highly fragmented digital video and mobile space.”

In the first round of funding, the Company sold an aggregate of 1,183,432 shares of its common stock at $1.69 per share, for total gross proceeds of $2.0 million. The Company may close up to two additional private placement capital raises from the same investor for $1 million and $1.5 million, respectively, which would take place at later dates. The additional placements are contingent on closing conditions set forth in the purchase agreement. Adaptive Media intends to use the funds to continue to grow its leadership, sales, and engineering teams to deliver innovative product enhancements to its all-in-one digital monetization platform Media Graph.

Adaptive Medias, Inc.

Gross profit for the first quarter amounted to $197,000, or 17% of revenues compared to $287,000, or 39% of revenues in the first quarter of 2014. The decrease in gross profit margin in 2015 versus 2014 reflects the proportion of lower-margined advertising revenue as a result of the Media Graph acquisition compared with higher margined fee business expected from its recently launched technology platform. Despite the sequential decrease in revenues and gross profit, gross profit margins increased on a sequential basis in the first quarter from 9% in the fourth quarter of 2014.

As a result of the expansion of the business, operating expenses increased to $6,937,025 for the three months ended March 31, 2015, compared to $1,427,564 in the comparable period of 2014, an increase of $5,796,705 or 508%. This increase is due to a one time settlement expense of $3,768,485 as discussed in footnote 10 of the Notes to Condensed Consolidated Financial Statements within the Form 10Q filed for the period ended March 31, 2015.

With the exception of the onetime settlement expense, general and administrative expenses remained largely stable on a sequential basis totaling $1.35 million in the first quarter ended March 31, 2015, compared with $1.31 million in the fourth quarter ended December 31, 2014.

Conference Call Details

Adaptive Medias will host a conference call to discuss these results today, May 12, 2015, at 1:00 pm ET. The conference call dial-in number is 866-686-9686. The conference ID number for the call is 38326429. Participants may access the live webcast via the following link: Adaptive Media 1Q15 Conference Call. Following the live call, a replay will be available on the Company's website, www.adaptivem.com, under "Investors".

ABOUT ADAPTIVE MEDIAS, INC.

Adaptive Medias is a programmatic audience and content monetization provider for website owners, app developers and video publishers who want to more effectively optimize content through advertising. The Company provides a foundation for publishers and developers looking to engage brand advertisers through a multi-channel approach that delivers integrated, engaging and impactful ads across multiple devices. Adaptive Medias meets the needs of its publishers with an emphasis on maintaining user experience, while delivering timely and relevant ads through its multi-channel ad delivery and content platform. For more information, please visit www.adaptivem.com. Follow the Company on Twitter @adaptive_m.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

(This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.)

Adaptive Medias, Inc.

ADAPTIVE MEDIAS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)	(Unaudited)

Revenue	$1,167,719	$731,604
Cost of revenue	970,359	444,360

Gross Profit	197,360	287,244

Operating expenses:
Legal and professional fees	353,419	122,816
Research and development	156,972	139,888
General and administrative expenses	1,752,127	537,319
Selling expenses	275,187	188,625
Depreciation and amortization	655,562	119,612
Stock compensation expense	3,941,118	319,304
Total operating expenses	7,134,385	1,427,564

Loss from operations	(6,937,025)	(1,140,320)

Other income (expense):
Other income	3,942	2,094
Gain (loss) on extinguishment of debt	-	(79,014)
Interest expense	(25,577)	-
Total other income (expense)	(21,635)	(76,920)

Net loss	$(6,958,660)	$(1,217,240)

Basic and dilutive loss per common share	$(0.50)	$(0.23)
Weighted average numbers of shares outstanding - basic and diluted	13,906,033	5,284,888

Adaptive Medias, Inc.

ADAPTIVE MEDIAS, INC.
Condensed Consolidated Balance Sheet
(Unaudited)

	March 31,	December 31,
	2015	2014
Assets
Current Assets
Cash	$209,450	$2,255,784
Accounts receivable, net	1,313,032	1,754,893
Prepaid expenses	43,397	61,478
Total Current Assets	1,565,879	4,072,155

Furniture and fixtures, net	71,992	72,476
Intangible assets, net	7,463,741	8,018,170
Deposits	10,793	34,843
Total Assets	$9,112,405	$12,197,644
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$7,982,779	$4,686,991
Total Liabilities	7,982,779	4,686,991

Stockholders' Equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized; none outstanding	-	-
Common stock, $0.001 par value, 300,000,000 shares authorized; 14,049,731 and 13,869,771 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	14,354	13,866
Additional paid-in capital	48,246,648	47,669,503
Accumulated deficit	(47,131,376)	(40,172,716)
Total Stockholders' Equity	1,129,626	7,510,653
Total Liabilities and Stockholders' Equity	$9,112,405	$12,197,644

Adaptive Medias, Inc.

Investor Contact:
AJ Homayun

ahomayun@irpartnersinc.com

818-280-6800